Exhibit 10.13

FLUID MEDIA NETWORKS, INC.
NOTICE OF STOCK OPTION GRANT

Optionee's Name and Address:

Hank Torbert
__________________
__________________

                 You have been granted an option to purchase Common Stock of Fluid Media Networks, Inc. (the "Company") as follows:

Grant Number:	50,000

Exercise Price Per Share:	$2.00

Total Number of Shares Granted:	50,000 Shares

Date of Grant:	February 1, 2007

Type of Option:	___ Incentive Stock Option
X Nonstatutory Stock Option

Term/Expiration Date:	January 31, 2009

 Vesting Schedule:

A total of 50,000 shares subject to the Option (as defined in the accompanying Stock Option Agreement of which this  Notice of Stock Option Grant forms a part) shall vest on the Date of Grant.

Termination Period:     Subject to the terms hereof, this option grant and all the rights hereunder, to the extent such rights have not been exercised, shall terminate on January 31, 2012 (the “Expiration Date”).

General Terms:                     This option grant is subject to the terms and conditions set forth in this Notice of Stock Option Grant and the accompanying Stock Option Agreement.

By your signature and the signature of the Company's representative below, you and the Company agree that this option grant is governed by the terms and conditions of this Notice of Stock Option Grant and the accompanying Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:	FLUID MEDIA NETWORKS, INC.

_____________________________	By: /s/ Justin F. Beckett
Signature	Justin F. Beckett
President
_____________________________
Print Name

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FLUID MEDIA NETWORKS, INC.

STOCK OPTION AGREEMENT

1.    Grant of Option. Fluid Media Networks, Inc., a Nevada corporation (the "Company"), hereby grants to Hank Torbert (“Optionee”) named in the Notice of Stock Option Grant, an option (the "Option") to purchase the total number of shares (the "Shares") of common stock of the Company (“Common Stock”) set forth in the Notice of Stock Option Grant (the “Notice of Grant”), at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price") subject to the terms, definitions and provisions set forth herein.

2.    Exercise of Option. This Option shall be exercisable during its term in accordance with the vesting schedule set out in the Notice of Grant as follows:

(i)    Right to Exercise.

(a)    This Option may not be exercised for a fraction of a share.

(b)    In the event of Optionee's death, Disability or other termination of service on the Company’s board of directors, the exercisability of the Option is governed by Section 7 below, subject to the limitation contained in subsection 2(i)(c) below.

(c)    In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(ii)   Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.    Optionee's Representations. As a condition to the exercise of all or any portion of this Option, the Company may require Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise, including without limitation, representing and warranting at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares.

4.    Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

i.    cash; or

ii.   check; or

iii.          promissory note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Company; or

iv.   delivery of shares of Common Stock of the Company already owned by Optionee having a total Fair Market Value (as defined below) on the date of such delivery equal to the Exercise Price; or

iv.   delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

v.    authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value (as defined below) on the date of delivery equal to the Option Price.

Nothing herein shall be construed to limit the form of payment that the Company may elect to accept as payment for all or any portion of the Exercise Price. Any amounts owed to the Company or an Affiliate (as defined below) by the Optionee of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Option to be transferred to the Optionee, and no shares of Common Stock, cash or other thing of value under this Option shall be transferred unless and until all disputes between the Company and the Optionee have been fully and finally resolved and the Optionee has waived all claims to such against the Company or an Affiliate (as defined below).

5.    Company Loan or Guarantee. Upon the exercise of any Option and subject to this Option and the discretion of the Company, the Company may at the request of the Optionee:

i.    lend to the Optionee, an amount equal to such portion of the Exercise Price as the Company may determine; or

ii.   guarantee a loan obtained by the Optionee from a third-party for the purpose of tendering the Exercise Price.

The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the Optionee and any security interest thereunder, shall be determined by the Company, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of (i) the aggregate Fair Market Value (as defined below) per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Option, and (ii) the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

6.    Restrictions on Exercise. This Option may be exercised only within the terms set out in the Notice of Grant and this Stock Option Agreement. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.

7.    Termination of Relationship. In the event of termination of Optionee's service on the Company’s board of directors, Optionee may exercise this Option during the periods set forth below:

i.    Termination for Any Reason Except Death or Disability. If Optionee’s service on the Company’s board of directors is terminated for any reason other than for death or Disability, the Option, to the extent that it would have been exercisable by the Optionee on the date of such termination, may be exercised by Optionee no later than thirty days after such date; provided, however, the Option shall not be exercisable after the Expiration Date.

ii.   Termination by Reason of Death or Disability. If Optionee’s service on the Company’s board of directors is terminated due to death or Disability of the Optionee, the Option, to the extent that it is exercisable on the date of such death or Disability commences (as determined in good faith by the Company), may be exercised by Optionee (or Optionee’s estate or legal representative) no later than 180 days after the date of such death or Disability commencement date; provided, however, the Option shall not be exercisable after the Expiration Date.

To the extent that Optionee was not entitled to exercise this Option at such date of termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

8.    Anti-Dilution. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, then the Company shall adjust or substitute, as the case may be, the number of shares of Common Stock covered by this Option, the exercise price per share of this Option, and any other characteristics or terms of this Option as the Company shall deem necessary or appropriate to reflect equitably the effects of such changes to the Optionee; provided, however, that the Company may limit any such adjustment so as to maintain the deductibility of the Options under Section 162(m) of the Internal Revenue Code of 1986, as amended, and that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Company.

9.    Non-Transferability of Option. This Option may not be transferred, assigned, alienated or encumbered in any manner by the Optionee otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, committees, heirs, successors and assigns of Optionee. This Option shall not be subject to claims of Optionee’s creditors.

10.          Tax Consequences. The exercise of this Option, and the subsequent sale or disposition of Shares thus acquired, shall have income tax consequences for the Optionee, and it is Optionee's responsibility to determine any such income tax liability.

11.          Purchase by the Company. If the Optionee exercises any option under this Plan and accepts service on the board of directors or any other similar service of a competing enterprise within twelve (12) months of such exercise, the Company shall have the right to repurchase any Shares issued upon such exercise at the Exercise Price. A competing enterprise means any natural person, corporation, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, government or any department, political subdivision or agency of a government which competes, directly or indirectly, with the Company’s business as an online music network.

12.          Cashing Out of Option. On receipt of written notice of exercise, the Company may elect to cash out all or part of the portion of any Option by paying the Optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value (as defined below) of the Common Stock that is subject to the Option over the Exercise Price times the number of shares of Common Stock subject to the Option on the effective date of such cash out.

13.          Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act of 1933, as amended, pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, the Optionee shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to this Option.

14.          Restrictions on Shares. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Company determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate (as defined below) to obtain a deduction with respect to the exercise of an Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Option or as the Company may otherwise require. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares, with appropriate payment made with respect to such fractional shares.

15.   Impact of Event. In the event of a Change in Control (as defined below):

(i)	All outstanding repurchase rights of the Company with respect to the Option shall terminate; and

(ii)	The Option shall be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:

(a)    The continuation of the Option by the Company, if the Company is a surviving corporation;

(b)    The assumption of the Option by the surviving corporation or its parent or subsidiary;

(c)    The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the Option; or

(d)    Settlement of each Share subject to the Option for the Change in Control Price (less the per share exercise price).

(iii)
In the absence of any agreement of merger or reorganization effecting such Change in Control, each Share subject to the Option shall be settled for the Change in Control Price (less the per share exercise price).

16.   Shareholder Rights. Optionee shall not have any rights of a shareholder as to shares of Common Stock subject to the Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon exercise of the Option or any portion thereof, the Company will have a reasonable time in which to issue the Shares, and Optionee will not be treated as a shareholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein.

17.  Certain Definitions.

i.    “Affiliate” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

ii.    “Change in Control” shall mean the happening of any of the following events:

(a)    An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (4) any acquisition by a Person who as of the date hereof was a shareholder of the Company; or (5) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) (3) and (4) of subsection (c) of this definition; or

(b)    Within any period of 24 consecutive months, a change in the composition of the board of directors of the Company such that the individuals who, immediately prior to such period, constituted the board (such board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s board of directors; provided, however, for purposes of this subsection (b), that any individual who becomes a member of the Company’s board of directors during such period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board shall not be so considered as a member of the Incumbent Board; or

(c)    The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of Common Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any Person who was a shareholder of the Company as of the date hereof, any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Company’s board of directors immediately prior to the approval by the shareholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)    The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (c) of this definition, assuming for this purpose that such transaction were a Corporate Transaction.

iii.    “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 30-day period prior to and including the date of a Change in Control, and (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of stock paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the board of directors.

iv.    “Disability” means a mental or physical illness that renders Optionee totally and permanently incapable of performing the Optionee’s duties as a member of the Company’s board of directors. Notwithstanding the foregoing, a condition shall not qualify as a Disability if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Company. The determination of Disability for purposes of this Stock Option Agreement shall not be construed to be an admission of disability for any other purpose.

v.    “Fair Market Value” shall mean the market price of Common Stock, determined by the Company as follows:

(a)    If Common Stock is not publicly traded (as described in subsections (b), (c) and (d) below), the Fair Market Value shall be determined by the Company in good faith and in accordance with Section 260.140.50, Title 10 of the California Code of Regulations.

(b)    If Common Stock was traded over the counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

(c)    If Common Stock was traded over the counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

(d)    If Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transaction report for such date; and

In all cases, the determination of Fair Market Value by the Company shall be conclusive and binding on all persons.

18.    Amendments and Termination. The Company may amend, alter or discontinue the Option at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of Optionee without Optionee’s consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate (as defined herein), (b) made to cause the Option to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (c) made to permit the Company or an Affiliate (as defined herein) a deduction under the Internal Revenue Code of 1986, as amended. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by law or agreement.

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement on the dates set forth below to be effective as of February 1, 2007.

FLUID MEDIA NETWORKS, INC. a Nevada corporation

By: /s/ Justin F. Beckett
Justin F. Beckett, President
Date: June 9, 2007

Optionee acknowledges and agrees that nothing in this Stock Option Agreement shall confer upon Optionee any right with respect to continuation of service on the Company’s board of directors. Optionee further acknowledges receipt of a copy of this Stock Option Agreement and represents that he is familiar with the terms and provisions hereof, and hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed this Stock Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Option Agreement and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising in connection with this Option.

Date: June 9, 2007	/s/ Hank Torbert
Hank Torbert

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Stock Option Agreement. In consideration of the Company's granting her spouse the right to purchase Shares as set forth in this Stock Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Stock Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Stock Option Agreement.

Date:_________
Spouse of Optionee

FLUID MEDIA NETWORKS, INC.

NOTICE AND CERTIFICATE OF OPTION EXERCISE

Fluid Media Networks, Inc.
______________________
______________________
Attention: Chief Financial Officer

1.    Exercise of Option. Effective as of today, _____________________, _____, the undersigned (the “Optionee”) hereby elects to purchase _________ shares (the “Shares”) of the Common Stock of Fluid Media Networks, Inc. (the “Company”) under and pursuant to the Stock Option Agreement dated _________, 2007 (the “Option Agreement”). The purchase price for the Shares shall be $______________, as required by the Option Agreement.

2.            Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares in the following form:

____	Cash in the amount of $___________;

____	Indebtedness or Note in the principal amount of $_____________;

____	____________ shares of Common Stock; or

____	Broker Exercise Notice.

____      Other (specify)

3.    Representation of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.    Rights as Shareholder. Subject to the terms and conditions of the Option Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares.

5.    Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

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6.    Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Notice and Certificate of Option Exercise and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and such agreement is governed by California law, except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

OPTIONEE:	FLUID MEDIA NETWORKS, INC.

______________________________	By: _____________________________
Signature

______________________________	Its: _____________________________
Print Name

______________________________	Date: ____________________________
Social Security Number

Date: ______________________________

Address:
______________________________
______________________________
______________________________

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